EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of S&W Seed Company of our report dated September 20, 2018 relating to the consolidated financial statements of S&W Seed Company appearing in the Annual Report on Form 10-K of S&W Seed Company for the year ended June 30, 2018.

/s/ Crowe LLP
Crowe LLP

San Francisco, California
February 12, 2019